Registration No. 333-108238

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

ALARIS MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3492624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ALARIS Medical Systems Retirement Investment Plan
(formerly, Advanced Medical Inc./Imed Corporation Savings Plan)
(Full title of the plan)

Stuart E. Rickerson, Esq.
ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________

Copy to:
Lance Jon Kimmel, Esq.
Foley & Lardner
2029 Century Park East
35th Floor
Los Angeles, California 90067
(310) 277-2223

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File No. 333-108238) filed on August 26, 2003 (the “Original Filing”) is being filed for the purpose of filing as an exhibit a further amendment to the ALARIS Medical Systems Retirement Investment Plan, as amended (the “Plan”) and to delete references to the American Stock Exchange and replace with references to the New York Stock Exchange, as a result of the Registrant’s voluntary delisting from the American Stock Exchange and listing on the New York Stock Exchange effective September 25, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Certain information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act, is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement on Form S-8 in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

SELLING STOCKHOLDERS

        Selling stockholders (the “Selling Stockholders”) who are our affiliates may offer and sell shares of our common stock, $0.01 par value per share, from time to time, on the New York Stock Exchange, in private transactions at prevailing market prices or at privately negotiated prices or pursuant to Rule 144 promulgated under the Securities Act. The Selling Stockholders referred to in this prospectus may use this prospectus to sell a maximum of 55,000 shares of our common stock. We are paying the expenses incurred in connection with the registration of these shares under the Securities Act. Each Selling Stockholder is responsible for any brokerage commissions or expenses he or she incurs in the sale of such shares. We will not receive any proceeds from the sale of such shares.

        We do not know the names of the Selling Stockholders at this time. We will supplement this prospectus, from time to time, as the names of the Selling Stockholders and the amounts of the shares of common stock to be re-offered become known to us. We will file all such supplements to this prospectus with the Commission as required by Rule 424(b).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        We are incorporating by reference into this Registration Statement the following documents previously filed with the Commission:

(a)     Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (SEC File No. 001-10207), filed with the Commission on March 5, 2003;

(b)     Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed with the Commission on August 26, 2003;

(c)     Proxy Statement for the Annual Meeting of Stockholders held on April 30, 2003, filed with the Commission on March 26, 2003;

(d)     Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on April 30, 2003;

(e)     Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on July 30, 2003;

(f)     Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the Commission on October 28, 2003;

(g)     Current Report on Form 8-K dated May 13, 2003, filed with the Commission on May 13, 2003;

(h)     Current Report on Form 8-K dated May 23, 2003, filed with the Commission on May 23, 2003;

(i)     Current Report on Form 8-K dated May 30, 2003, filed with the Commission on May 30, 2003;

(j)     Current Report on Form 8-K dated June 6, 2003, filed with the Commission on June 6, 2003;

(k)     Current Report on Form 8-K dated June 11, 2003, filed with the Commission on June 11, 2003;

(l)     Current Report on Form 8-K dated June 23, 2003, filed with the Commission on June 23, 2003;

(m)     Current Report on Form 8-K dated June 26, 2003, filed with the Commission on June 26, 2003;

(n)     Current Report on Form 8-K dated July 1, 2003, filed with the Commission on July 1, 2003;

(o)     Current Report on Form 8-K dated July 3, 2003, filed with the Commission on July 3, 2003;

(p)     Current Report on Form 8-K dated July 14, 2003, filed with the Commission on July 14, 2003;

(q)     Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2002;

(r)     The description of our common stock in our Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on September 19, 2003; and any amendments or reports filed to update the description.

        All documents we filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities.

      Not applicable.

Item 5.       Interests of Named Experts and Counsel.

      Not applicable.

Item 6.        Indemnification of Directors and Officers.

      Incorporated by reference to the Original filing.

Item 7.       Exemption from Registration Claimed.

      Not applicable.

Item 8.       Exhibits.

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 2.1 to Form 8-A/A of Registrant, filed with the Commission on May 9, 2003)

4.2	Certificate of Ownership and Merger of ALARIS Medical Systems, Inc.
into ALARIS Medical, Inc. (incorporated herein by reference to Exhibit
3.1 to Form 8-K of Registrant, filed with the Commission on July 14, 2003)

4.3	Bylaws of Registrant, as amended (incorporated by reference to Exhibit 2.3 to Form 8-A of Registrant, filed with the Commission on September 19, 2003)

4.4*	ALARIS Medical Systems Retirement Investment Plan, as amended (the "Plan")

4.5**	Resolutions of Registrant's Board of Directors dated October 21, 2003, amending the Plan

5.1*	Opinion of Foley & Lardner

23.1*	Consent of Foley & Lardner

23.2**	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney

99.1*	Internal Revenue Service determination letter dated May 30, 2002 regarding the Plan's qualification under Section 401 of the Internal Revenue Code

_________________

*    Filed as an exhibit to the Original Filing, filed with the Commission on August 26, 2003.

**    Filed herewith.

Item 9.        Undertakings.

        Incorporated by reference to the Original Filing.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of December, 2003.

ALARIS MEDICAL SYSTEMS, INC. By: /s/ David L. Schlotterbeck —————————————— David L. Schlotterbeck President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Schlotterbeck ———————————— David L. Schlotterbeck	President, Chief Executive Officer and Director	December 12, 2003

* ———————————— Hank Brown	Director	December 12, 2003

* ———————————— Henry Green	Director	December 12, 2003

* ———————————— Barry D. Shalov	Director	December 12, 2003

Signature	Title	Date

* ———————————— William D. Tumber	Director	December 12, 2003

———————————— Norman Dean	Director and Chairman of the Board

* ———————————— William C. Bopp	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2003

* ———————————— Robert F. Mathews	Vice President-Finance and Treasurer (Principal Accounting Officer)	December 12, 2003

*By: /s/ David L. Schlotterbeck —————————————— David L. Schlotterbeck Attorney-in-fact	December 12, 2003

        Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of December, 2003.

ALARIS MEDICAL SYSTEMS RETIREMENT INVESTMENT PLAN. By: /s/ Barbara Colbert —————————————— Barbara Colbert Chair, Employee Benefits Committee